EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his or her capacity as an officer of MB Financial, Inc. (the Company) that the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2017 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date:	November 6, 2017	/s/Mitchell Feiger
Mitchell Feiger
President and Chief Executive Officer

Date:	November 6, 2017	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer